EXHIBIT 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 11-K of the Savings Plan (the “Plan”) of The Connecticut Water Company (the “Company”) for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Marshall T. Chiaraluce, Chief Executive Officer of the Company, and David C. Benoit, the Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

/s/ Marshall T. Chiaraluce	/s/ David C. Benoit

Marshall T. Chiaraluce	David C. Benoit
Chief Executive Officer	Chief Financial Officer
June 28, 2004	June 28, 2004